Exhibit 99.1

FOR IMMEDIATE RELEASE

NBTY Announces Launch of Amendment to Credit Agreement; Provides Financial Guidance for Fiscal 2012

Ronkonkoma, New York, October 9, 2012 — NBTY, Inc. (“NBTY”) (www.NBTY.com) today announced that it launched an amendment to its credit agreement, dated as of October 1, 2010, as amended on March 1, 2011 (the “Credit Agreement”), among NBTY, Alphabet Holding Company, Inc. (“Holdings”), and Barclays Bank PLC, as administrative agent.  The amendment will allow Holdings, NBTY’s parent company, to issue and sell contingent cash pay senior notes in a private placement, in an amount currently contemplated to be approximately $500 million, subject to revisions based on market conditions at the time of the offering.  In addition, the amendment would also, among other things, (i) increase the general restricted payments basket, (ii) increase the maximum total leverage ratio test which governs the making of restricted payments using Cumulative Credit (as defined in the Credit Agreement) and (iii) modify the definition of Cumulative Credit to be calculated retroactively using 50% of the consolidated net income as defined in NBTY’s indenture governing its 9% Senior Notes due 2018.

NBTY also announced that it is providing preliminary guidance that sales for the fiscal year ended September 30, 2012 are estimated to be between $3,050 million and $3,070 million, Consolidated EBITDA (as defined in NBTY’s Credit Agreement) for the fiscal year ended September 30, 2012 is estimated to be between $556 million and $566 million, capital expenditures for the fiscal year ended September 30, 2012 are estimated to be between $90 million and $95 million, cash and cash equivalents at September 30, 2012 are estimated to be between $313 million and $317 million, and total debt at September 30, 2012 was $2,158 million.  NBTY expects to post the financial results for its fiscal year ended September 30, 2012 on its website by November 30, 2012.  The preliminary financial data has not been audited or reviewed.  These preliminary financial results are subject to the completion of NBTY’s financial closing procedures.  Those procedures have not been completed.  Accordingly, these results may change and those changes may be material.

ABOUT NBTY

NBTY, Inc. (www.NBTY.com) is the leading vertically integrated manufacturer, marketer, distributor and retailer of high-quality vitamins, nutritional supplements and related products in the United States, with operations worldwide. Under a number of NBTY and third party brands, the Company offers over 25,000 products, including products marketed by the Company’s Nature’s Bounty® (http://www.naturesbounty.com), Vitamin World® (http://www.vitaminworld.com), Puritan’s Pride® (http://www.puritan.com), Holland & Barrett® (http://www.hollandandbarrett.com), Rexall® (http://www.rexall.com), Sundown®

(http://www.sundownnaturals.com), MET-Rx® (http://www.metrx.com), Worldwide Sport Nutrition® (http://www.sportnutrition.com), American Health® (http://www.americanhealthus.com), GNC (UK)® (http://www.gnc.co.uk), DeTuinen® (http://www.detuinen.nl), SISU® (http://www.sisu.com), Solgar® (http://www.solgar.com), Good ‘n’ Natural® (http://www.goodnnatural.com), Home Health™ (http://www.homehealthus.com), Ester-C® (http://www.ester-c.com) and Natural Wealth (http://www.naturalwealth.com) brands. NBTY routinely posts information that may be important to investors on its website.

This release refers to non-GAAP financial measures, such as Consolidated EBITDA. “Consolidated EBITDA” is defined as net income, excluding the aggregate amount of a number of items we do not consider indicative of our ongoing operating performance, plus interest, taxes, depreciation and amortization. This non-GAAP financial measure is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Management believes the presentation of Consolidated EBITDA is relevant and useful because Consolidated EBITDA is a measurement industry analysts utilize when evaluating NBTY’s operating performance. Management also believes Consolidated EBITDA enhances an investor’s understanding of NBTY’s results of operations because it measures NBTY’s operating performance exclusive of interest and non-cash charges for depreciation and amortization. Management also provides this non-GAAP measurement as a way to help investors better understand its core operating performance, enhance comparisons of NBTY’s core operating performance from period to period and to allow better comparisons of NBTY’s operating performance to that of its competitors.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to NBTY and its business. These forward-looking statements can be identified by the use of terminology such as “subject to,” “believe,” “expects,” “plan,” “project,” “estimate,” “intend,” “may,” “will,” “should,” “can,” or “anticipates,” or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy. Although all of these forward looking statements are believed to be reasonable, they are inherently uncertain. Factors which may materially affect such forward-looking statements include, but are not limited to:

•                  consumer perception of our products due to adverse scientific research or findings, regulatory investigations, litigation, national media attention and other publicity regarding nutritional supplements;

•                  potential slow or negative growth in the vitamin, mineral and supplement market;

•                  increases in the cost of borrowings or unavailability of additional debt or equity capital, or both;

•                  volatile conditions in the capital, credit and commodities markets and in the overall economy;

•                  dependency on retail stores for sales;

•                  the loss of significant customers;

•                  compliance with new and existing federal, state, local or foreign legislation or regulation, or adverse determinations by regulators anywhere in the world (including the banning of products) and, in particular, Good Manufacturing Practices (“GMPs”) in the United States, the Food Supplements Directive and Traditional Herbal Medicinal Products Directive (the “Herbal Products Directive”) in Europe and greater enforcement by any such federal, state, local or foreign governmental entities;

•                  material product liability claims and product recalls;

•                  our inability to obtain or renew insurance or to manage insurance costs;

•                  international market exposure and compliance anti-corruption laws in the U.S. and foreign jurisdictions;

•                  difficulty entering new international markets;

•                  legal proceedings initiated by regulators in the U.S. or abroad, or lawsuits arising in the ordinary course of business;

•                  unavailability of, or inability to consummate, advantageous acquisitions in the future, or our inability to integrate acquisitions into the mainstream of our business;

•                  loss of executive officers and other key personnel;

•                  loss of certain third-party suppliers;

•                  disruptions in manufacturing operations that produce nutritional supplements and loss of manufacturing certifications;

•                  increased competition and failure to compete effectively;

•                  inability to respond to changing consumer preferences;

•                  interruption of business or negative impact on sales and earnings due to acts of God, acts of war, sabotage, terrorism, bio-terrorism, civil unrest or disruption of delivery service;

•                  work stoppages at our facilities;

•                  increased raw material, utility and fuel costs;

•                  fluctuations in foreign currencies, including the British pound sterling, the euro, the Canadian dollar and the Chinese yuan;

•                  interruptions in information processing systems and management information technology, including system interruptions and security breaches;

•                  failure to maintain and/or upgrade our information technology systems;

•                  inability to protect intellectual property rights;

•                  our exposure to, and the expense of defending and resolving, product liability claims, intellectual property claims and other litigation;

•                  failure to maintain effective controls over financial reporting; and

•                  other factors beyond our control.

Readers are cautioned not to place undue reliance on forward-looking statements. NBTY cannot guarantee future results, trends, events, levels of activity, performance or achievements. NBTY does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.

Consequently, such forward-looking statements should be regarded solely as NBTY’s current plans, estimates and beliefs.

CONTACT

Michael Collins

NBTY, Inc.

Chief Financial Officer

(631) 200-6200

www.NBTY.com

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